PROFESSIONAL SERVICES AGREEMENT
                         -------------------------------

This PROFESSIONAL SERVICES AGREEMENT (the "AGREEMENT") is made this 22nd day of February, 2007, by and among DIGITALFX INTERNATIONAL, INC., a Florida corporation (the "COMPANY"), and BOLSOVER ENDEAVOURS, party unlimited ("BOLSOVER ENDEAVOURS").

                                    RECITALS
     A. The Company and Bolsover Endeavours entered into an oral agreement for Bolsover Endeavours to provide certain services to the Company.

     B. The parties desire to enter into this Agreement to memorialize the terms and conditions of the foregoing oral agreement.

     C. The Company desires to engage Bolsover Endeavours to provide the Company (i) the services of Christopher Bolsover ("PROFESSIONAL"), and (ii) the various sales, marketing and management services set forth herein, in each case subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

                                   SECTION I.
                                 EFFECTIVE DATE

     The effective date of this Agreement shall be January 1, 2007 (the "EFFECTIVE DATE").

                                   SECTION II.
                                     DUTIES

     2.1     Engagement.  Bolsover  Endeavours  is hereby engaged to provide the
             ----------
services of Professional and to provide the services set forth herein, and Bolsover Endeavours hereby accepts such engagement. The primary purpose of the engagement hereunder will be to assist in expanding the number of affiliate distributors (the "DISTRIBUTORS") of the Company and of Helloworld.com, a digital media website operated by DigitalFX Networks, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company, and to provide such other activities as the Company shall reasonably determine from time to time.

     2.2     Authority.  Professional  shall  have  the  authority to incur such
             ---------
costs and expenses on behalf of VMdirect, L.L.C., VMDirect UK, Ltd., VMDirect EU, Ltd. and other foreign subsidiaries of the Company as subsequently established in accordance with approved budgets.

     2.3     Executive  Appointment.  Professional  shall  be  appointed  as the
             ----------------------
President of International Development of VMdirect, L.L.C. Notwithstanding such appointment, Bolsover Endeavours shall remain an independent consultant of the Company providing services through Professional, an employee of Bolsover Endeavours, in accordance with the provisions of Section VII.

It shall be Professional's responsibility to manage international operations for the Company for all countries outside of North America.

     2.4     Professional's  Responsibilities.  Without  limiting any portion of
             --------------------------------
the foregoing, the parties acknowledge and agree that Professional's responsibilities will also encompass, but not be limited to, the following:

          (a) Taking such action as is necessary or required to establish and oversee the operation and growth of the Company's activities in all countries outside of North America (collectively the "BOLSOVER COUNTRIES"), including Australia, the United Kingdom and New Zealand which are currently in operation.

          (b) Taking such action as is necessary and required to identify, in consultation with Craig Ellins, four (4) additional countries outside of North America (the "INITIAL EXPANSION COUNTRIES") other than Australia, the United Kingdom and New Zealand, in which Professional will establish and oversee the operation and growth of the Company's activies within the first twelve (12) months of the Effective Date, and thereafter to identify other countries in which Professional will establish and oversee the operation and growth of the Company's activies.

          (c) Opening operations in the Initial Expansion Countries during the first twelve (12) months after the Effective Date and thereafter opening operations in additional Bolsover Countries as validated by the Company. The parties to this Agreement understand that Professional's ability to open operations in new countries will be dependent upon (i) the Company making the necessary changes to the affiliate program as required by each targeted country and (ii) the Company being able to deliver a working, translated version of the website, except if India is chosen as one of the new countries in which case the website shall remain in English.

          (d) Responsibility for obtaining regulatory documents and taking all action necessary to legally sell the Company's products in the Bolsover Countries within the timeframes outlined above.

          (e) Professional will have the authority to advance funds to lead Distributors (one per Initial Expansion Country) and pay draws up to $5,000 per month per lead Distributor for three (3) months after the Effective Date and prior to that lead Distributor earning commissions in said country. After such three (3)-month period, the performance of the lead Distributors will be evaluated by Professional and Craig Ellins.

          (f) Obtaining minimum sales of $5 million per annum, as calculated in January 2008 using actual sales for November and December, 2007, annualized for the Bolsover Countries, by the end of the first twelve (12) months after the Effective Date. Notwithstanding the foregoing, 10% of the sales required by this Section 2.4(f) may be sales generated by Professional in North America during fiscal 2007.

          (g) Obtaining minimum sales of $10 million per annum, as calculated in January 2009 using actual sales for November and December, 2008, annualized for the Bolsover Countries, by the end of the second twelve
(12)-month period after the Effective Date. Notwithstanding the foregoing, 10% of the sales required by this Section 2.4(g) may be sales generated by Professional in North America during fiscal 2008.

          (h) Obtaining minimum sales of $15 million per annum, as calculated in January 20010 using actual sales for November and December, 2009, annualized for the Bolsover Countries, by the end of the third twelve (12)-month period after the Effective Date. Notwithstanding the foregoing, 10% of the sales required by this Section 2.4(h) may be sales generated by Professional in North America during fiscal 2009.

          (i) Obtaining the minimum sales levels set forth in Sections 2.4(f), (g) and (h) without incurring costs and using resources that are not in accordance with the annual budget for the Bolsover Countries approved by Professional and the Company. Professional has reviewed and accepted the fiscal 2007 aggregate sales budget developed by the Company's corporate finance staff for the Bolsover Countries. Professional shall revise or re-forecast the fiscal 2007 sales budget for each Bolsover Country as requested by the Company. Commencing with fiscal 2008, Professional shall prepare the sales budget for each Bolsover Country on an annual basis or for interim periods as requested by the Company.

          (j) Visiting the Company's headquarters in Las Vegas, Nevada at least once per three (3)-month period.

          (k) Providing leadership from his homes in Australia and the United Kingdom.

     2.5     Company's Responsibilities.  The Company (or its subsidiaries) will
             --------------------------
be required to employ or contract with two persons in support of Professional's activities hereunder, one of whom will provide administrative support to Professional from Las Vegas, Nevada, and the other of whom will provide translation and communication services from Australia.

                                  SECTION III.
                           USE OF AGENTS OR ASSISTANTS

     Bolsover Endeavours shall engage the services of any agents or assistants which it may deem proper, and it may further employ, engage, or retain the services of such other persons or corporations to aid or assist in the proper performance of its duties. The costs of the services of such agents or assistants shall be chargeable to Bolsover Endeavours, and any expenses incurred by Bolsover Endeavours or Professional in engaging such agents or assistants shall be paid by Bolsover Endeavours, unless any such expenditures are previously approved in writing by the Company or are contained within an approved budget. Without limiting the foregoing, the parties acknowledge and agree that Bolsover Endeavours shall at all times use, and that the Company specifically requires and has bargained under the terms of this Agreement for the use of, Professional.

                                   SECTION IV.
                                 CONSULTING FEE

     4.1     Professional  Fee.  Bolsover  Endeavours  shall  be  granted  an
             -----------------
"affiliate  spot  or level" under which new sales to and by affiliates generated thereunder will be used for commission calculation purposes. This affiliated level shall not be announced to the network and shall be held in strictest confidence. The Company shall not pay Professional or Bolsover Endeavours commissions in connection with the granted affiliate level. In consideration for the services provided hereunder, Bolsover Endeavours will receive, on a monthly basis, an amount (the "PROFESSIONAL FEE") equal to $20,833.33 (USD). The Professional Fee shall be paid within twenty (20) days after each month end. If the commissions that would have been paid to Bolsover Endeavours for the entire twelve (12)-month period under the granted affiliate level are greater than the Professional Fees during the prior twelve (12) months, then Bolsover Endeavours shall receive the additional compensation as a bonus within sixty (60) days after the twelve (12)-month period has ended. Such bonus shall be the difference in the amount due and owing under the granted affiliate  level  and  the  Professional  Fee paid over the corresponding twelve
(12)-month period. Notwithstanding the foregoing, if commissions accrued under the granted affiliate level exceed the Professional Fee for three (3) consecutive months, then Bolsover Endeavours shall be paid the difference between the Professional Fee and the amount accrued under the granted affiliate level in accordance with normal and customary payments to affiliates in place at that time, and such amounts shall be excluded from the bonus payable to Professional hereunder.

     4.2     Reimbursable  Expenses.  In  addition to the foregoing, the Company
             ----------------------
shall pay for business class airfare (for any flight over four (4) hours) and reasonable hotel accommodations. Professional shall be issued a corporate credit card that will only be used to charge business expenses related to expenditures made on behalf of the Company. The credit card statement and required documented receipts will be submitted to the Company and all approved expenses shall be paid within ten (10) business days after the Company has received and approved the claimed expenditures of Professional on behalf of the Company. Professional agrees to provide the Company with copies and access to such receipts (including copies), ledgers, and other records as may be reasonably appropriate for the Company or its accountants to verify the amount and nature of any such expenses.

     4.3     Stock  Issuance.  Professional  shall  receive,  within  ten  (10)
             ---------------
business days of the Effective Date, 10,000 shares of the common stock of the Company (the "SHARES"). The Shares shall be restricted shares within the meaning contemplated under the Securities Act of 1933, as amended (the "1933 ACT").

     4.4     Affiliate  Level.  In  the  event  that  Professional  continues to
             ----------------
provide services to the Company pursuant to this Agreement and the combined annual sales in United States dollars for the Bolsover Countries equal or exceed $15 million, the affiliate level granted to Bolsover Endeavours shall become permanent and shall not be affected by the termination of this Agreement. For the avoidance of doubt, upon any termination hereof, Professional shall not be entitled to any compensation, payment or other remuneration except as expressly set forth in Section VI.

                                   SECTION V.
                            INVESTOR REPRESENTATIONS

     5.1     Accredited  Investor.  Professional  is  an  "accredited  investor"
             --------------------
within  the  meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

     5.2     Investment  Intent.  Professional  is  acquiring the Shares for its
             ------------------
own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States or any state thereof. By executing this Agreement, Professional further represents that Professional does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     5.3     Restricted  Status.  Professional  understands that the Shares have
             ------------------
not been registered under the 1933 Act by reason of a specific exemption therefrom, and that Professional must, therefore, bear the economic risk of such investment indefinitely, unless the Shares are registered under the 1933 Act or unless an exemption from registration is available. Professional further understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations restricted securities may be resold without registration under the 1933 Act only in certain limited circumstances, and it represents that it is familiar with Rule 144 and Rule 144A promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

     5.4     Sophistication.  Professional  acknowledges  that  it  (i)  has  a
             --------------
pre-existing personal or business relationship with the Company, or (ii) by reason of Professional's business or financial experience, it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

     5.5     Regulatory  Approval.  Professional  understands that no securities
             --------------------
administrator of any state or any other jurisdiction has made any finding or determination relating to the fairness of an investment in the Shares and that no securities administrator of any state or any other jurisdiction has recommended or endorsed, or will recommend or endorse, the offering of the Shares.

     5.6     No  Solicitation.  Professional  acknowledges  that  no  general
             ----------------
solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by Professional and that no public solicitation or advertisement with respect to the offering of the Shares has been made to Professional.

     5.7     Advice  of Counsel.  Professional has relied solely upon the advice
             ------------------
of Professional's own tax and legal advisors with respect to the tax and other legal aspects of the investment in the Shares.

     5.8     Reliance  on  Representations.  Professional  acknowledges  that
             -----------------------------
neither the Company nor DFXN, nor any officer, director, employee, agent or representative thereof, have made any representations or warranties of any kind to Professional including representations regarding future revenues, earnings or profits of the Company or DFXN, the future value of the Shares, the future capitalization of the Company or DFXN, the occurrence or timing of any public offering by the Company or DFXN, the amount of future business that may be transacted by the Company or DFXN or otherwise. Professional further understands that the Company's and DFXN's success in achieving its goals and objectives in the future and implementing its business plan cannot be predicted and is subject to numerous factors not within the control of the Company or DFXN. Professional is not purchasing the Shares based upon representations, oral or written, by any person with respect to the future value of, or income from, the Shares, or the length of time that Professional will be required to remain as the owner of the Shares but rather upon an independent examination and judgment as to the prospects of the Company or DFXN.

     5.9     Legends.  It  is  understood  that  the certificates evidencing the
             -------
Shares may bear one or all of the following legends:


          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER."

Any other legend required by applicable state securities laws.

                                   SECTION VI.
                                DEVOTION OF TIME

     6.1     Devotion  of  Time.  Professional  shall  devote  such  time to the
             ------------------
performance of his duties under this Agreement as is reasonably necessary for a satisfactory performance. Should the Company require additional services not included in the Agreement, Professional shall make a reasonable effort to get such additional services into his time schedule without decreasing the effectiveness of the performance of his duties hereunder.

     6.2     Method  for  Provision  of  Services.  Professional  shall have the
             ------------------------------------
right to determine the method, details, and means of performing the work to be performed for the Company. The Company shall, however, be entitled to exercise general power of supervision and control over the results of work performed by Professional to assure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

     6.3     Reporting  and  Evaluation.  Professional  shall  report  to  a
             --------------------------
representative designated by the Company. Bolsover Endeavours acknowledges that, from time to time, the Company may monitor Bolsover Endeavours' employees for the purpose of evaluating the professionalism of such employees and the performance of contracted services. Said monitoring may be done personally or by mechanical, electronic or other means. Bolsover Endeavours hereby consents to such monitoring and agrees that the same may be undertaken without its knowledge and without further notification to Bolsover Endeavours.

     6.4     Termination.
             -----------

          (a) Any party can terminate this Agreement upon thirty (30) days prior written notice of termination delivered to the other party. If Bolsover Endeavours terminates this Agreement for any reason prior to the time that combined annual sales in United States dollars for the Bolsover Countries equal or exceed $15 million, Bolsover Endeavours shall be entitled to no further compensation or consulting fee hereunder and shall lose the granted affiliate level. If the Company terminates this Agreement for cause (as defined below), Bolsover Endeavours shall lose its granted affiliate level.

          (b) This Agreement shall terminate at the Company's option (except for the restrictions set forth in Sections VII and IX which shall remain in full force and effect) upon the delivery of written notice by the Company to Bolsover Endeavours in the event of the occurrence of any of the following: (a) Professional becomes disabled by accident or illness so as to be unable to perform duties required under this Agreement for a period of thirty-one (31) working days; (b) the death of Professional; (c) the Company terminates this Agreement "for cause" which, in the sole discretion of the Company, shall include, without limitation, (i) activities which in the reasonable judgment of the Company, exercised in good faith, adversely affect the Company or its subsidiaries, or their respective relations with customers or regulatory or licensing agencies with jurisdiction thereof, (ii) any act or omission knowingly undertaken or omitted by Professional or Bolsover Endeavours with the intent of causing damage to the Company or its subsidiaries, or their respective properties, assets, businesses, stockholders, officers, directors or employees;
(iii) any act of Professional or Bolsover Endeavours involving a material personal profit to Professional or Bolsover Endeavours, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or its subsidiaries; (iv) Professional's or Bolsover Endeavours' material failure to perform their normal duties hereunder;
(v) conviction of, or pleading nolo contendere to (A) any crime or offense involving monies or other property of the Company or its subsidiaries, (B) any felony offense; or (C) any crime of moral turpitude; (vi) a violation by Professional or Bolsover Endeavours of any policy of the Company or its subsidiaries, or of any law, regulation or regulatory policy applicable to Professional or Bolsover Endeavours, or (vii) Professional's chronic or habitual use or consumption of drugs or alcoholic beverages; (d) the failure or refusal of Professional, Bolsover Endeavours or its employees, agent or subcontractors to comply with any other provisions of this Agreement; and/or (e) Professional or Bolsover Endeavours fails to achieve the objectives stated herein. If the Agreement is terminated by the Company pursuant to this Section 6.4(b), the right of Professional to any form of compensation or consulting fee under this Agreement shall cease on the date of such termination. The Company shall have no further obligation to Professional under any of the provisions of this Agreement.

                                  SECTION VII.
                                     STATUS

     7.1     Independent  Contractor.  Professional  shall  be  an  independent
             -----------------------
contractor  and  not  an employee of the Company under this Agreement.  Bolsover
Endeavours and Professional (collectively the "BOLSOVER PARTIES") shall defend and indemnify the Company, and each of its subsidiaries and/or affiliates (in each case, whether controlled directly or indirectly through one or more intermediaries), and their respective predecessors, successors and assigns, directors, officers, employees, and agents, and each of them (each, an "INDEMNIFIED PARTY") and hold each such Indemnified Party harmless from and against any and all losses, liabilities, damages, claims, suits, settlements, third party costs and expenses, including, as and when incurred, costs of investigation, settlement and defense and attorneys' fees, court costs, and any interest costs or penalties arising out of or relating to (i) any breach of any covenant, agreement, representation or warranty made by Professional or Bolsover Endeavours under this Agreement, (ii) any violation of applicable law, statute, act, rule or regulation by Professional or Bolsover Endeavours in their respective performance of services under this Agreement, (iii) any act or omission undertaken or omitted by Professional or Bolsover Endeavours in the performance of their services hereunder, (iv) any and all claims for withholding of federal, state or local income taxes, if any, and taxes under Federal Insurance Contribution Act ("FICA") and the Federal Unemployment Taxation Act ("FUTA"), and (v) any claims raised by any employee, contractor or other agent of Bolsover Endeavours engaged by Professional or Bolsover Endeavours hereunder, whether or not approved by Company.

     7.2     Taxes.  As Professional is acting as an independent contractor, the
             -----
Company shall not be responsible for any taxes, including but not limited to any state and federal taxes, federal income tax, payroll tax deductions, or any necessary required fees, or unemployment compensation, state industrial insurance system contributions or otherwise required by the laws of the United States or the State of Nevada. The Company shall have no liability and Professional and/or Bolsover Endeavours shall be responsible for the cost of providing and maintaining insurance of any type or description, including without limitation workers' compensation as may be required by state law, liability, property, business interruption, life or any other insurance.

     7.3     Professional  Relationship.  The  parties  shall  be  independent
             --------------------------
contractors to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, partnership, or joint venture between the parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and either Bolsover Endeavours, Professional or any employee, subcontractor or agent of Professional and/or Bolsover Endeavours. The Bolsover Parties shall be entirely and solely responsible for their acts and those of their employees, agents or subcontractors while engaged in the performance of services hereunder. The Bolsover Parties are not obligated to perform any activities in association with the Company except as required by this Agreement or as otherwise mutually agreed.

                                  SECTION VIII.
                                    COVENANTS

     8.1     Prior Agreements.  The Bolsover Parties agree that the terms herein
             ----------------
pertaining to Confidentiality, Non-Competition, Non-Disparagement, Cooperation and Non-Solicitation are binding and supersede previously executed agreement(s) or any actual, perceived or contemplated oral agreements. In the event of a conflict between the Confidentiality, Non-Competition, Non-Disparagement, Cooperation and Non-Solicitation provisions of this Agreement and any prior agreement(s) whether written or oral, the provisions of this Agreement shall control. For the avoidance of doubt, (i) any reference in this Section VIII to the Company and its subsidiaries shall expressly refer to and include DFXN and its respective subsidiaries, and (ii) the restrictions provided hereunder with respect to Professional shall apply to Christopher Bolsover, as if he was expressly referenced herein.

     8.2     Confidentiality.  The  Bolsover  Parties  will have access to trade
             ---------------
secrets and confidential information about the Company, its products, its customers, its marketing plans and its methods of doing business. Each of the Bolsover Parties acknowledges that the Company's trade secrets, private or secret processes as they exist from time to time, and information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of the Company and its subsidiaries, as well as information relating to the management, operation, or planning of the Company and its subsidiaries ("PROPRIETARY INFORMATION") are valuable, special, and unique assets of the Company and its subsidiaries, access to and knowledge of which may be essential to the performance of the Professional's duties under this Agreement. In light of the highly competitive nature of the industry in which the Company and its subsidiaries conduct their businesses, each of the Bolsover Parties agrees that all Proprietary Information obtained by the Bolsover Parties as a result of their relationship with the Company and its subsidiaries shall be considered confidential. In recognition of this fact, each of the Bolsover Parties agrees that such party will not, during and after the term of this Agreement, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and such party will not make use of any Proprietary Information for such party's own purposes or for the benefit of any other person or entity (except the Company and its subsidiaries) under any circumstances. At all times during the term of this Agreement and for an indefinite period thereafter, neither Professional nor Bolsover Endeavours may, directly or indirectly, disclose or use any of the Proprietary Information; provided, that such party will not incur any liability for disclosure of information which (a) is required in the course of such party's engagement by the Company to be disclosed by any federal, state, or local regulatory body or court of competent jurisdiction; (b) is permitted to be disclosed in writing by the Company or (c) is within the public domain or comes within the public domain without any breach of this Agreement. The Bolsover Parties shall return all written material in whatever media, photographs and all other documentation made available or supplied by the Company to such parties and all copies and reproductions thereof.

     8.3     Non-Competition.
             ---------------

          (a) In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which the Company and its subsidiaries conduct their businesses, and for the consideration set forth herein, Professional further agrees as follows:

               (i)     Restriction  on  Competition.  During  and for the period
                       ----------------------------
commencing on the Effective Date and ending on the date on which Bolsover Endeavours' consulting relationship with the Company terminates, the Bolsover Parties will not directly or indirectly engage in any Business Activities (hereinafter defined), other than on behalf of the Company or its subsidiaries, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded corporation), consultant, advisor, agent, or other participant, in any geographic area in which the products or services of the Company or its subsidiaries have been distributed or provided during the period of Bolsover Endeavours' consulting relationship with the Company. For purposes of this Agreement, the term "BUSINESS ACTIVITIES" shall mean the design, development, manufacture, sale, marketing, or servicing of products similar in those offered by the Company, together with all other activities engaged in by the Company or any of its subsidiaries at any time during Bolsover Endeavours' consulting relationship with the Company, and activities in any way related to activities with respect to which Professional renders consulting services under this Agreement.

               (ii)     Dealings with Customers  of  the Company. During and for
                        ----------------------------------------
the period commencing on the Effective Date and ending on the date on which Bolsover Endeavours' consulting relationship with the Company terminates, the Bolsover Parties will not directly or indirectly engage in any of the Business Activities (other than on behalf of the Company or its subsidiaries) by supplying products or providing services to any customer with whom the Company or its subsidiaries have done any business during the consulting relationship with the Company, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant.

               (iii)     Assistance  to  Others.  During  and  for  the  period
                         ----------------------
commencing on the Effective Date and ending on the date on which Bolsover Endeavours' consulting relationship with the Company terminates, the Bolsover Parties will not directly or indirectly assist others in engaging in any of the Business Activities in any manner prohibited to the Bolsover Parties under this Agreement.

               (iv)     Company's  Employees.  During  and  for  the  period
                        --------------------
commencing on the Effective Date and ending on the date on which Bolsover Endeavours' consulting relationship with the Company terminates, the Bolsover Parties will not directly or indirectly induce employees of the Company or any of its subsidiaries or affiliates to engage in any activity hereby prohibited to the Bolsover Parties or to terminate their employment.

          (b) The Bolsover Parties understand and agree that direct competition means development, production, promotion, or sale of products or services competitive with those of Company. Indirect competition means employment by any competitor or third party providing products or services competing with Company's products or services, for whom the Bolsover Parties will perform the same or similar function as the Bolsover Parties have performed for the Company during their engagement with the Company.

     8.4     Non-Disparagement.  During the term of this Agreement and for three
             -----------------
(3) years thereafter, neither the Bolsover Parties nor Company will take any actions or make any verbal or written statements which disparage the other. In the case of the Company, this shall include any of its affiliates, or their respective officers, directors, shareholders, partners or employees.

     8.5     Cooperation.
             -----------

          (a) During the term of this Agreement and for two (2) years thereafter, (the "COOPERATION PERIOD"), the Bolsover Parties agree to fully cooperate with the Company and its affiliates during the entire scope and duration of any litigation or administrative proceedings involving any matters with which the Bolsover Parties were involved during their engagement with the Company.

          (b) During the Cooperation Period, in the event a Bolsover Party is contacted by parties or their legal counsel involved in litigation adverse to the Company or its affiliates, each Bolsover Party (i) agrees to provide notice to the Company of such contact as soon as practicable; and (ii) acknowledges that any communication with or in the presence of legal counsel for the Company (including without limitation the Company's outside legal counsel, the Company's inside legal counsel, and legal counsel of each related or affiliated entity of the Company) shall be privileged to the extent recognized by law and, further, that it will not do anything to waive such privilege unless and until a court of competent jurisdiction decides that the communication is not privileged. In the event the existence or scope of the privileged communication is subject to legal challenge, then the Company must either waive the privilege or pursue litigation to protect the privilege at the Company's sole expense.

          (c) Promptly upon the Company's receipt of expense statements or vouchers or such other supporting information as the Company may reasonably require, in accordance with such reasonable practices, policies and procedures as the Company may adopt from time to time, the Company shall reimburse the Bolsover Parties for all reasonable expenses incurred in providing services or assistance as described in this Section 8.5. The Bolsover Parties acknowledge that such reimbursement is limited to costs and expenses incurred in complying with the obligations hereunder and do not include fees for services provided.

     8.6     Non-Solicitation.  During  the  Cooperation  Period,  the  Bolsover
             ----------------
Parties agree they will not, directly or indirectly, induce or attempt to induce any person who is an employee, officer, or agent of the Company, whether employed directly by Company or as independent contractors, to terminate said relationship.

     8.7     Regulations.  The  Bolsover Parties recognize that their efforts on
             -----------
behalf of the Company are regulated by federal and state laws, statutes and regulations and agree to conduct their activities under this Agreement in conformity with all such laws, statutes and regulations.

     8.8     Equitable  Relief.  The  Bolsover Parties and the Company expressly
             -----------------
agree and understand that monetary damages for any breach of this Agreement, including, without limitation, this Section VIII, will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that either Bolsover Endeavours or the Company shall be entitled to immediate injunctive relief in any court of competent jurisdiction and, if the court so permits, may obtain specific performance or a temporary or permanent order restraining any threatened or further breach on the posting of a minimal bond. Nothing contained in this Section 8.8 shall be deemed to limit the Company's or the Bolsover Parties' remedies for any breach of this Agreement that may be pursued or availed.

     8.9     Survival  Beyond  Term  of Agreement.  The obligations set forth in
             ------------------------------------
this Section VIII shall survive termination of this Agreement for the periods provided for in this Section VIII.

     8.10     Invalidity.  If  any  of  the  covenants contained in this Section
              ----------
VIII are determined by the final judgment of a court of competent jurisdiction to be unenforceable or invalid because of the geographic scope or time duration of such restrictions, such provisions will be deemed retroactively modified to provide for the maximum geographic scope and time duration that would make such provisions enforceable and valid. However, no such retroactive modification will affect any of the Company's or the Bolsover Parties' rights hereunder arising out of the breach of any such covenant. The parties hereby authorize any court of competent jurisdiction to reform this Agreement to give effect to the retroactive modification provisions contained in this Section 8.10.

                                   SECTION IX.
                                    PUBLICITY

     9.1     Publicity.  The  contents of this Agreement are confidential and no
             ---------
party shall issue press releases or engage in other types of publicity of any nature dealing with the legal details of this Agreement without the other party's prior written consent. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other government requirements.

     9.2     The Bolsover Parties Shall Refrain From Publishing Statements.  The
             -------------------------------------------------------------
Bolsover Parties shall refrain from publishing any oral or written statements about Company, any of its subsidiaries or affiliates, or any of such entities' officers, directors, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company or any of its subsidiaries or affiliates, or any of such entities' business affairs, officers, directors, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company or any of its subsidiaries or affiliates, or any of such entities' officers, employees, directors, officers, agents, or representatives; or that give rise to unreasonable publicity about the private lives of Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, agents, or representatives; or that place Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company or any of its subsidiaries or affiliates, or any of such entities' officers, directors, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its subsidiaries or affiliates, or any of such entities' officers, directors, agents, or representatives under this provision are in addition to any and all rights and remedies otherwise afforded by law.

                                   SECTION X.
                                    DISPUTES

     10.1     Jurisdiction.  The  Bolsover  Parties  and Company expressly agree
              ------------
and understand that the dispute resolution procedures set forth in Section 10.2 for any breach of Sections VI, VIII or IX will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Bolsover Endeavours or the Company shall be entitled to seek immediate injunctive relief and, if the court so permits, may obtain specific performance or a temporary or permanent order restraining any threatened or further breach of Sections VI, VIII or IX on the posting of a minimal bond. Nothing contained in this Section 10.1 shall be deemed to limit the Company's or the Bolsover Parties' remedies for any breach of this Agreement that may be pursued or availed of. For any dispute arising under Sections VI, VIII or IX of this Agreement, and subject to the final sentence of this Section 10.1, the parties agree to the exclusive jurisdiction of the courts of Clark County, State of Nevada. Any other disputes arising under or relating to the subject matter of this Agreement shall be resolved in accordance with Section 10.2. Notwithstanding the above, the Company shall at its option have the right to invoke the dispute resolution procedures set forth in Section 10.2 for any breach of Sections VI, VIII or IX.

     10.2     Resolution  of  Controversies.
              -----------------------------

          (a) Except as provided in Section 10.1, any dispute, controversy or claim between or among two or more parties arising under or relating to the subject matter of this Agreement (collectively, a "DISPUTE") shall be attempted to be settled by the parties to such dispute, in good faith, by submitting each such Dispute to Professional, on the one hand, and to a designated representative of the Company, on the other hand, who shall meet within ten (10) days as reasonably requested by either party. If the parties are unable to resolve the Dispute within thirty (30) days thereafter, then such Dispute shall be submitted to arbitration in accordance with this Section 10.2.

          (b) Any Dispute not resolved in accordance with this Section 10.2 shall be determined solely and exclusively by arbitration under, and practices then in effect of the American Arbitration Association, or any successors thereto ("AAA"), in Las Vegas, Nevada, unless the parties otherwise agree in writing. The parties shall, in connection with such arbitration, be permitted to conduct any discovery permitted under the Nevada Rules of Civil Procedure; provided, however, that each party shall only be permitted to present three (3)
--------   -------
witnesses before the arbitrator. Professional and the Company shall jointly select an arbitrator. In the event Professional and the Company fail to agree upon an arbitrator within ten (10) days, then each of them shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to
                        --------
select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Within twenty (20) days after the conclusion of the arbitration hearing, the arbitrator shall use his or her best efforts to prepare written findings of fact and conclusions of law.

          (c) Judgment upon the award of the arbitrator in accordance with this Section 10.2 shall be final and binding and may be entered in any court of Clark County, Nevada and in any United States federal court sitting in Clark County, Nevada, and the parties hereby irrevocably waive any right to appeal from such judgment. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts with respect to such matters. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such suit, action or proceeding in any of such courts or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement covenants not to institute any action in any court or before any other Governmental Entity with respect to any matter under or relating to the subject matter of this Agreement other than in accordance with this Section 10.2.

     10.3     Situs  of  Arbitration.  Arbitration  proceedings shall be held in
              ----------------------
Clark County, Nevada. The decision of the arbitrator(s) shall be final and binding upon the parties hereto, and not subject to appeal. The proceedings, all pleadings, documents, correspondence and the arbitration award shall be in English. Judgment upon the award or decision rendered by the arbitrator(s) may be rendered in any court having competent jurisdiction thereof, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

                                   SECTION XI.
                                  MISCELLANEOUS

     11.1     Waiver.  Neither  the  failure  nor  any  delay on the part of any
              ------
party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver (express or implied) of that right, remedy, power or privilege. No waiver (express or implied) of any right, remedy, power or privilege with respect to any particular occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

     11.2     Entire Agreement.  This Agreement constitutes the entire Agreement
              ----------------
of the parties with respect to the subject matter hereof and supersedes any preexisting agreements between the Company and the Bolsover Parties, as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement. The parties hereto acknowledge they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein. The parties further acknowledge and agree that neither party will hereafter claim that this Agreement has been altered, modified, or otherwise changed by oral communication of any kind or character.

     11.3     Amendment.  This  Agreement shall not be deemed or construed to be
              ---------
modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by the parties hereto after the date of this Agreement.

     11.4     Notice.  All  notices  and  other  communications  under  or  in
              ------
connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy provided a confirming copy of such notice was also mailed, in each case to the parties at the following addresses or to such other address or telecopy number as shall be specified in writing by the intended recipient of such notice:

                    If to Company:
                    DIGITALFX INTERNATIONAL, INC.
                    3035 East Patrick Lane, Suite 9
                    Las Vegas, Nevada 89120
                    Attention: Legal Department
                    Telecopier:  (702) 506-0668

                    If to a Bolsover Party:
                    BOLSOVER ENDEAVOURS
                    c/o CHRISTOPHER BOLSOVER
                    357 Mann Street
                    Gosford, New South Wales 2250
                    Australia

Any party may change such party's address for notices by notice duly given pursuant to this Section 11.4.

     11.5     Attorneys  Fees.  In any action or proceeding to enforce the terms
              ---------------
of this Agreement or to redress any violation of this Agreement, the prevailing party shall be entitled to recover as damages its attorney's fees and costs incurred, whether or not the action is reduced to judgment.

     11.6     Governing  Law.  The  laws  of  the  State of Nevada of the United
              --------------
States applicable to contracts made or to be wholly performed there (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance and effect of this Agreement, except to the extent governed by federal law, irrespective of the fact that one or more of the parties now is, or may become, a resident or citizen of a different state or country. The parties hereby expressly submit solely to the personal
          ------------------------------------------------------------------
jurisdiction  of  the  court  or  arbitral forum located in Las Vegas, County of
--------------------------------------------------------------------------------
Clark,  State  of  Nevada,  United  States of America and waive any objection or
--------------------------------------------------------------------------------
defense based on personal jurisdiction or venue that might otherwise be asserted
--------------------------------------------------------------------------------
to  proceedings  in  such  forum(s).
-----------------------------------

     11.7     Construction.  The terms and conditions of this Agreement shall be
              ------------
construed as a whole according to their fair meaning and not strictly for or against any party. The parties acknowledge that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the purpose of the parties. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

          (a) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          (b) This Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provisions hereof.

          (c) For purposes of this Agreement, "including" shall mean "including without limitation."

          (d) References to law, regulations and other governmental rules shall mean such laws, regulations and rules as in effect at the time of determination (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the date of this Agreement) and shall include all successor laws, regulations and rules thereto.

          (e) References to "$" or "dollars" or "funds" or "money" or "monies" or "amounts" or "cash" or other words of similar import shall mean lawful currency of the United States.

          (f) References to "Federal" or "federal" shall be to the laws, agencies or other attributes of the United States (and not to any State or locality thereof).

          (g) References to "days" shall mean calendar days; references to "business days" shall mean all days other than Saturday, Sunday and days that are legal holidays in the State of Nevada.

     11.8     Severability.  While  the  provisions  contained in this Agreement
              ------------
are considered by the parties to be reasonable in all circumstances, it is recognized that provisions of the nature in question may fail for technical reasons and, accordingly, it is hereby agreed and declared that if any one or more of such provisions shall, either by itself or themselves or taken with others, be adjudged to be invalid as exceeding what is reasonable in all circumstances for the protection of the interests of the parties, but would be valid if any particular restriction or provisions were deleted or restricted or limited in a particular manner, then the said provisions shall apply with such deletion, restriction, limitation, reduction, curtailment, or modification as may be necessary to make them valid and effective.

     11.9     Necessary  Action.  Each  of the parties shall do any act or thing
              -----------------
and execute any or all documents or instruments necessary or proper to effectuate the provisions and intent of this Agreement. Each of the parties represents and warrants that they have all requisite authority to execute and perform this Agreement.

     11.10     Voluntary  Nature Agreement.  Each of the parties represents that
               ---------------------------
it has carefully read and understood this Agreement, and that it is fully aware of its legal effect and that it had an opportunity to consult with its own legal counsel and tax advisors with regard to this Agreement, and with respect to Bolsover Endeavours, the compensation to be received hereunder. Each of the parties acknowledges and agrees that it is signing this Agreement freely, voluntarily and with full knowledge of its terms and consequences.

     11.11     Captions  and  Headings.  The  captions and headings appearing at
               -----------------------
the commencement of the sections of this Agreement are descriptive only and for the convenience of reference and shall not define, limit or describe the scope of intent of this Agreement, nor in any way affect this Agreement.

     11.12     Counterparts.  This  Agreement  may  be  executed  in two or more
               ------------
counterparts and by different parties in separate counterparts (including by facsimile). All counterparts shall constitute one and the same agreement (or other document) and shall become effective when one or more counterparts of this Agreement have been signed by each party (including by facsimile) and delivered to the other party.

     11.13     Successors  and  Assigns.  The provisions of this Agreement shall
               ------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     11.14     Third-Party  Beneficiaries.  Nothing  contained in this Agreement
               --------------------------
is intended to nor shall it confer upon any person or entity, other than the parties hereto and their respective subsidiaries, successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

     11.15     Representations  and Warranties.  The Bolsover Parties  represent
               -------------------------------
and warrant that they are not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that their execution and performance of this Agreement will not violate or breach any other agreements between the Bolsover Parties and any other person or entity. The Bolsover Parties further represent and warrant that they have not, and will not in the course of their provision of services hereunder, share, disclose or use any confidential or other proprietary information or materials of any third party except as expressly permitted in the course of their provision of services hereunder.

PLEASE READ THIS AGREEMENT CAREFULLY. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year set forth below.


BOLSOVER ENDEAVOURS

/s/ Christopher Bolsover                   1/30/07
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Christopher Bolsover                       Date


DIGITALFX INTERNATIONAL, INC.


By: /s/ Craig Ellins                       2/22/07
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Title: CEO                                 Date


ACKNOWLEDGED AND AGREED:

/s/ Christopher Bolsover                   1/30/07
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Christopher Bolsover                       Date